SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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Concord Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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CONCORD COMMUNICATIONS, INC.

600 Nickerson Road
Marlboro, Massachusetts 01752

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 5, 2004

TO THE STOCKHOLDERS:

      The Annual Meeting of Stockholders of Concord Communications, Inc., a Massachusetts corporation (the “Corporation”), will be held on Wednesday, May 5, 2004 at 8:00 A.M., at the offices of the Corporation, 600 Nickerson Road, Marlboro, Massachusetts, 01752, to consider and act upon the following:

1.	To elect one member to the Corporation’s Board of Directors to serve for a three-year term as a Class I Director or until his successor is duly elected and qualified;

2.	To approve the Corporation’s 2004 Non-Executive Employee Stock Purchase Plan; and

3.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

      Stockholders entitled to notice of, and to vote at, the meeting shall be determined as of the close of business on March 8, 2004, the record date fixed by the Board of Directors for such purpose. All stockholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

DOUGLAS A. BATT
Executive Vice President, General Counsel and Clerk

Marlboro, Massachusetts

March 31, 2004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
Item 1 ELECTION OF DIRECTOR
IDENTIFICATION OF DIRECTORS
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
Item 2 PROPOSAL TO APPROVE THE CORPORATION’S 2004 NON-EXECUTIVE EMPLOYEE STOCK PURCHASE PLAN
EQUITY COMPENSATION PLAN INFORMATION
STOCKHOLDER PROPOSALS
EXPENSES AND SOLICITATION
Appendix A AUDIT COMMITTEE CHARTER
Appendix B 2004 NON-EXECUTIVE EMPLOYEE STOCK PURCHASE PLAN

CONCORD COMMUNICATIONS, INC.

600 Nickerson Road
Marlboro, Massachusetts 01752

PROXY STATEMENT
March 31, 2004

      Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Concord Communications, Inc. (the “Corporation”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 5, 2004 at 8:00 A.M., at the offices of the Corporation, 600 Nickerson Road, Marlboro, Massachusetts 01752 and at any postponements or adjournments thereof.

      Only stockholders of record as of the close of business on March 8, 2004, (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 18,173,173 shares (excluding treasury shares) of common stock of the Corporation, par value $.01 per share (the “Common Stock”), were issued and outstanding. Each share outstanding as of the Record Date will be entitled to one vote, and stockholders may vote in person or by proxy. A majority in interest of all shares issued, outstanding, and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time without further notice. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder delivering a proxy has the right to revoke it only by written notice to the Clerk to the offices of the Corporation delivered at any time before it is exercised, including at the Annual Meeting. The persons named as attorneys-in-fact in the proxies are officers of the Corporation. All properly executed proxies returned in time to be cast at the Annual Meeting will be voted.

      With respect to the election of the Class I Director, any stockholder submitting a proxy has a right to withhold authority to vote for the nominee by writing that nominee’s name in the space provided on the proxy. The proxies will be voted as stated below under “Election of Director.” In addition to the election of the Class I Director, the Corporation’s stockholders are being asked to approve the Corporation’s 2004 Non-Executive Employee Stock Purchase Plan. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification. If no specification is indicated, the shares represented by the proxy and not held in street name will be voted FOR on each matter submitted to stockholders.

      Votes withheld from the nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when an individual holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the individual does not have discretionary voting power and has not received instructions from the beneficial owner. The Class I Director will be elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. Stockholders do not have cumulative voting rights with respect to the election of Directors. The 2004 Non-Executive Employee Stock Purchase Plan will be approved by a majority of the votes cast by stockholders entitled to vote at the Annual Meeting. The proxies are authorized, in their discretion, to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof. The 2004 Non-Executive Employee Stock Purchase Plan and any other matters being submitted to stockholders, will be approved by the affirmative vote of at least a majority of the shares present, or represented, and entitled to vote at the Annual Meeting. An automated system administered by the Corporation’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each separate matter. Broker “non-votes” are not so included.

      The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

      This proxy statement and the accompanying proxy were first mailed to stockholders on or about March 31, 2004. A copy of the Corporation’s Annual Report on Form 10-K to Stockholders, containing financial statements for the fiscal year ended December 31, 2003, also accompanied this proxy statement and the proxy.

Item 1

ELECTION OF DIRECTOR

      The Board of Directors has unanimously nominated and recommended Robert M. Wadsworth, who has been a Director of the Corporation since 1993, for re-election as a Class I Director. If re-elected, the Class I nominee will hold office until the Annual Meeting of Stockholders to be held in 2007, or until his successor shall have been elected and shall have been qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominee will be voted (unless the nominee is unable or unwilling to serve) for the election of the Class I nominee. The Board of Directors knows of no reason why the nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the Board of Directors will fix the number of Directors at a lesser number. As set forth in the By-Laws and Articles of Organization of the Corporation, the Corporation is currently authorized by its Board of Directors to elect up to seven Directors. At present, five Directors comprise the Board of Directors. In accordance with its authority, the Board of Directors may add up to two Directors upon identification and qualification of suitable candidates. The Corporate Governance and Nominating Committee is engaged in the evaluation of suitable Director nominees for the open Board of Directors positions. In light of the foregoing, the Board of Directors has not fixed the number of Directors at a lesser number pursuant to its governing instruments. Proxies voted in connection with the Annual Meeting cannot be voted for a greater number of persons than the number of nominees named herein.

IDENTIFICATION OF DIRECTORS

      The following table and the accompanying footnotes set forth the name of the nominee for re-election as Director at the Annual Meeting and the names of the other Directors, the year each nominee or Director was first appointed or elected to be a Director, the principal occupation of each nominee or Director during the past five years, and the ages of each nominee or Director.

	Principal Occupation and	Year Current
	Business Experience During	Term Will Expire
Nominee’s Or Director’s Name And Year Nominee Or Director First	Previous Five Years	By Class(1)
Became Director
John A. Blaeser	President, Chief Executive Officer and Chairman of the Board(2)	2006/III
Frederick W.W. Bolander	Director(3)	2005/II
Richard M. Burnes, Jr.	Director(4)	2006/III
Jack M. Cooper	Director(5)	2005/II
Robert M. Wadsworth(7)	Director(6)	2004/I

(1)	Effective immediately prior to the Annual Meeting.

(2)	Mr. Blaeser, 62, has been President, Chief Executive Officer and Chairman of the Board since January 1996 and a Director of the Corporation since 1985. Mr. Blaeser is also a director of Network Engines, Inc.

(3)	Mr. Bolander, 42, has been a Director of the Corporation since April 1995. Mr. Bolander has been a Managing Director of Gabriel Venture Partners, a venture capital firm, since January 1999.

(4)	Mr. Burnes, 62, has been a Director of the Corporation since December 1995. Mr. Burnes has been a General Partner of Charles River Ventures, a venture capital firm, since 1970.

(5)	Mr. Cooper, 64, has been a Director of the Corporation since September 2002. Mr. Cooper was employed by Bristol-Myers Squibb Company as Vice President of Information Management and Chief Information Officer from 1995 to 2002. Bristol-Myers Squibb Company is a worldwide company whose principal business is the manufacture and sale of pharmaceuticals and health care products. Presently, Mr. Cooper is President and Founder of JMCooper and Associates, an Information Technology consulting firm.

(6)	Mr. Wadsworth, 43, has been a Director of the Corporation since April 1993. Mr. Wadsworth has been a Managing Director of HarbourVest Partners, LLC, a global private equity investment firm, since January 1997. Mr. Wadsworth is also a director of Trintech Group, PLC, Network Engines, Inc., ePresence, Inc., and Switchboard, Inc.

(7)	Mr. Wadsworth is nominated for re-election to the Board of Directors.

The Board of Directors unanimously recommends a vote “FOR” the re-election of

Mr. Wadsworth as a Class I Director.

Board of Directors Meetings and Committees

      The Corporation has regular meetings of its Board of Directors. The Board of Directors is empowered to exercise all the powers of the Corporation except as otherwise provided by law or by the Articles of Organization or the By-Laws. The Board of Directors of the Corporation met seven times and, in addition, took action by unanimous written consent three times during the fiscal year ended December 31, 2003. From January 1, 2003 until April 30, 2003, the Board of Directors consisted of Messrs. Blaeser, Bolander, Burnes, Cooper, Wadsworth, and Deepak Kamra. Mr. Kamra resigned from the Board of Directors on April 30, 2003. For the remainder of the fiscal year ended December 31, 2003, the Board of Directors consisted of Messrs. Blaeser, Bolander, Burnes, Cooper and Wadsworth. The Board of Directors typically schedules a meeting in conjunction with the Corporation’s Annual Meeting of Stockholders, and Directors are encouraged to attend the Annual Meeting of Stockholders. Five of the Corporation’s six directors attended the prior year’s Annual Meeting of Stockholders. All Directors, other than Mr. Kamra, attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which such person is or was a Director) and (ii) the total number of meetings held by all committees of the Board of Directors on which each Director served (during the periods that such Director served) during the fiscal year ended December 31, 2003. The Board of Directors has determined that all of the Directors, other than Mr. Blaeser, are independent Directors as such term is defined by NASD Rule 4200(a)(15).

      Stockholders of the Corporation may contact any Director, including the Chairman, by writing to the individual Director c/o Concord Communications, Inc., attn: Board of Directors, Office of the General Counsel, 600 Nickerson Road, Marlboro, MA 01752. Complaints and general communications related to accounting matters will be referred to members of the Audit Committee. All other communications will be referred to one or more directors.

      In addition to meeting regularly as a Board of Directors, the Board of Directors has established the following committees: (i) an Audit Committee, (ii) a Compensation Committee, and (iii) a Corporate Governance and Nominating Committee. The Audit and Compensation Committees were established by the Board of Directors prior to the start of fiscal year 2003. The Corporate Governance and Nominating Committee was established on April 30, 2003.

Audit Committee

      The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee’s primary function is to oversee the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation by the Corporation’s independent public accountants. A detailed listing of the Audit Committee’s responsibilities is set forth in the Corporation’s Audit Committee Charter adopted by the Board of Directors and last amended on January 19, 2004. A current copy of the Audit Committee Charter is attached as Appendix A. The Audit Committee met seven times during the fiscal year ended December 31, 2003 and took action by unanimous written consent two times. Members of the Audit Committee are Messrs. Burnes, Cooper, and Wadsworth. The Board of Directors has determined that Mr. Burnes meets the requirements for qualification as an “audit committee financial expert” as set forth in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act of 1934. Mr. Burnes’ expertise in understanding generally accepted accounting principles, internal control over financial reporting and audit committee functions, as well as understanding, analyzing, and evaluating financial statements stems from nearly 35 years experience as a general partner of Charles River Ventures, where he assesses the performance and financial condition of private and public companies, and his prior experience on the audit committees of two other publicly traded companies.

      Each Director serving on the Audit Committee, as evaluated by the Board of Directors in its business judgment, is an independent director as defined by National Association of Securities Dealers, Inc. (“NASD”) Marketplace Rules and is independent pursuant to SEC rules for the purposes of being an independent member of the Audit Committee.

Compensation Committee

      The Compensation Committee, which determines the compensation and benefits of the Corporation’s executive officers, met five times during the fiscal year ended December 31, 2003 and, in addition, took action by unanimous written consent one time. The Compensation Committee administers the Corporation’s stock option plans, including: the 1995 Stock Option Plan; the 1997 Stock Plan, as amended; the 1997 Non-Employee Director Stock Option Plan, as amended; the 1997 Employee Stock Purchase Plan; the 2000 Non-Executive Employee Equity Incentive Plan; and the 2001 Non-Executive Employee Stock Purchase Plan. Following adoption of the 2004 Non-Executive Employee Stock Purchase Plan by the Board of Directors, the Compensation Committee will administer the 2004 Non-Executive Employee Stock Purchase Plan. Members of the Compensation Committee are Messrs. Bolander, Burnes, and Wadsworth, all of whom are independent Directors.

Corporate Governance and Nominating Committee

      The Corporate Governance and Nominating Committee was established on April 30, 2003. The Corporate Governance and Nominating Committee operates pursuant to a written charter, a current copy of which is available on the Corporation’s website at www.concord.com under “Investor Relations.” The Corporate Governance and Nominating Committee is responsible for identifying and recommending individuals qualified to become members of the Board of Directors, overseeing the structure of committees of the Board of Directors, and adopting and periodically reviewing and monitoring compliance with the Corporation’s Code of Business Conduct and Ethics.

      Prospective Director nominees recommended by the Corporate Governance and Nominating Committee are selected through a process based on criteria set with the concurrence of the Board of Directors and re-evaluated periodically. The Corporate Governance and Nominating Committee annually reviews Director suitability and the continuing composition of the Board of Directors; it then recommends prospective Director nominees who are voted on by the full Board of Directors. The Corporate Governance and Nominating Committee, has established processes for identifying prospective Director nominees, which may include (based upon the circumstances) one or more of the following: search agencies, third parties, and recommendations from members of the Board of Directors, management of the Corporation, and stockholders. Prospective Director nominees recommended by the Corporate Governance and Nominating Committee shall have the following qualifications: (i) substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Corporation; (ii) a bachelor’s degree or equivalent degree (at minimum) from an accredited college or university; (iii) no conflicts of interest stemming from institutional or other affiliations that would preclude, or have the appearance of precluding, such prospective Director nominee from making decisions in the best interests of the Corporation; (iv) economic, technical, scientific, academic, financial, accounting, legal, marketing, or other expertise applicable to the business of the Corporation; (v) leadership or substantial achievement in their particular fields; (vi) demonstrated ability to exercise sound business judgment;

(vii) integrity and high moral and ethical character; (viii) potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the Board of Directors as a whole; (ix) capacity and desire to represent the balanced, best interests of the stockholders as a whole and not primarily a special interest group or constituency; (x) ability to work well with others; (xi) a high degree of interest in the business of the Corporation; (xii) dedication to the success of the Corporation; (xiii) commitment to responsibilities of a Director; (xiv) international business or professional experience; and (xv) the specific qualifications necessary to be in compliance with certain legal or regulatory requirements (e.g., audit committee financial expert). The Corporation expects that a Director’s existing and future commitments will not materially interfere with such Director’s obligations to the Corporation.

      For prospective Director nominees who are incumbent Directors, the Corporation takes into consideration: (i) such Director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors; (ii) term limits, if applicable; and (iii) the mandatory retirement age for Directors, if applicable. If such incumbent Director has had a significant change in status, such as an employment change, the Corporation will also take this event into consideration.

      The Corporation expects that Directors should carefully consider the number of boards on which they serve so that they can give proper attention to each board responsibility. However, the philosophy of the Corporation is not to set an invariant limit on the number of boards on which a Director may serve. In the event a Director wishes to join the board of another public company, it is expected that the director will advise the Corporate Governance and Nominating Committee of his intention.

      The Corporate Governance and Nominating Committee will consider Director candidates who are recommended by stockholders of the Corporation. Stockholders, in submitting recommendations to the Corporate Governance and Nominating Committee for Director candidates, must comply with the following: the Corporate Governance and Nominating Committee must receive any such recommendation for nomination not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date the proxy statement is delivered to stockholders in connection with the preceding year’s annual meeting. Such recommendation for nomination must be in writing and include the following: (i) the name and address of the stockholder making the recommendation, as the name appears on the Corporation books and records, and of such record holder’s beneficial owner; (ii) the number of shares of Common Stock that are owned beneficially and held of record by such stockholder and such beneficial owner; (iii) the name of the individual recommended for consideration as a Director candidate; (iv) all other information relating to recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including the recommended Director candidate’s written consent to being named in the proxy statement as a nominee and to serving as a Director if approved by the Board of Directors and elected); and (v) a written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a Director. Nominations must be sent to the attention of the Clerk of the Corporation by U.S. Mail (including courier or expedited delivery service) c/o Concord Communications, Inc., attn: Clerk, Office of the General Counsel, 600 Nickerson Road, Marlboro, MA 01752.

      The Clerk of the Corporation will forward any such nominations for prospective Director candidates to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives the nomination of a prospective Director candidate, the candidate will be evaluated by that committee on the same basis as a nominee of the Corporate Governance and Nominating Committee and a recommendation with respect to such candidate will be delivered to the Board of Directors.

      The Corporate Governance and Nominating Committee met three times during the fiscal year ended December 31, 2003. Members of the Corporate Governance and Nominating Committee are Messrs. Bolander, Cooper and Wadsworth. Each Director serving on the Corporate Governance and Nominating Committee, as evaluated by the Board of Directors in its business judgment, is an independent director as defined by NASD Marketplace Rules.

Director Compensation

Directors Fees

      Directors who are not employees of the Corporation (also referred to as “outside Directors”), who consist of Messrs. Bolander, Burnes, Cooper, and Wadsworth, are compensated for participating in meetings related to their services as outside Directors. For meetings of the Board of Directors, the outside Directors were compensated as follows: (i) for Board of Directors meetings between January 1, 2003 and April 29, 2003, each outside Director received $1,000 for each meeting in which he participated; and (ii) for Board of Directors meetings taking place on, or after, April 30, 2003, each outside Director received $2,000 for each meeting in which he participated. In addition to compensation received for participating in each meeting of the Board of Directors, outside Directors were paid for meetings of committees of the Board of Directors in which they participated as follows: (i)(a) from January 1, 2003 until April 29, 2003, each outside Director received $500 for each Audit Committee meeting and (i)(b) beginning April 30, 2003, each outside Director received $1,000 for each Audit Committee meeting, and the Chair of the Audit Committee received, in addition to the fee for each meeting, an annual payment in the amount of $3,000; (ii) each outside Director received $500 for each Compensation Committee meeting; and (iii) each outside Director received $500 for each Corporate Governance and Nominating Committee meeting; and (iv) each outside Director received $2,000 for each Pricing Committee meeting. Outside Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending such meetings. Prior to the Corporation’s initial public offering, outside Directors were eligible for participation in the Corporation’s 1995 Stock Option Plan, but the ability to grant options under the 1995 Stock Option Plan terminated upon completion of the Corporation’s initial public offering. Currently, outside Directors are eligible for participation in the Corporation’s 1997 Non-Employee Director Stock Option Plan, as amended, as discussed below.

1995 Stock Option Plan

      Prior to the Corporation’s initial public offering, the Corporation granted stock options to outside Directors under its 1995 Stock Option Plan (the “1995 Stock Plan”). Pursuant to the terms of the 1995 Stock Plan and each outside Director’s respective stock option agreement, options granted under the 1995 Stock Plan are exercisable within eight years of the original grant date and generally vest over a period of four years from the date of grant. As of February 23, 2004, options to purchase up to an aggregate of 31,341 shares of Common Stock were held by outside Directors, at a weighted average exercise price of $5.43 per share. Each stock option agreement governing options granted under the 1995 Stock Plan provides for the acceleration of vesting of the option by eighteen months upon the consummation of a “change in control” of the Corporation. The Corporation’s ability to make additional grants or awards under the 1995 Stock Plan was terminated upon the completion of the Corporation’s initial public offering in October 1997; however, the 1995 Stock Plan continues to govern all options, awards and other grants granted and outstanding under the 1995 Stock Plan.

1997 Non-Employee Director Stock Option Plan, as amended

      The 1997 Non-Employee Director Stock Option Plan, as amended (the “Non-Employee Director Plan”), providing for the annual grant of stock options to purchase shares of Common Stock to outside Directors, was adopted by the Board of Directors in July 1997 and approved by the stockholders on September 9, 1997. Following approval by the stockholders at the 2002 Annual Meeting of Stockholders, the aggregate number of shares reserved for issuance under the Non-Employee Director Plan was increased by 200,000 shares to 330,000 shares.

      As of February 23, 2004, options to purchase up to an aggregate of 147,500 shares of Common Stock were held by outside Directors under the Non-Employee Director Plan, at a weighted average exercise price of $17.48 per share. The allocation of shares to outside Directors will be in accordance with the Non-Employee Director Plan as currently adopted and as specified below. All outside Directors, on the day such person is first elected to the Board of Directors, will be granted an option to acquire up to 20,000 shares of Common Stock. Outside Directors are also granted 7,500 shares of Common Stock reserved under the Non-Employee Director Plan immediately following the final adjournment of each Annual Meeting. The Non-Employee Director Plan is administered by the Compensation Committee of the Board of Directors. The class of participants eligible to participate in the Non-Employee Director Plan is currently four members, who are all acting as outside Directors.

      The exercise price of options granted under the Non-Employee Director Plan will be 100% of the fair market value per share of the Common Stock on the date the option is granted. Options granted to each outside Director under the Non-Employee Director Plan will become initially exercisable over a four-year period following the date of grant. Under their respective stock option agreements, each outside Director’s options will expire on the eighth anniversary of the grant date. If an optionee ceases to be an outside Director of the Corporation, each option, which is not then exercisable will terminate, and any portion of his or her options that are vested, but not exercised, may be exercised within 60 days of the date such outside Director ceased to be an outside Director. Any vested options not exercised within 60 days of the date such outside Director ceased to be an outside Director will automatically terminate. In the event of a merger, consolidation, or similar corporate transaction, the vesting of all outstanding options under the Non-Employee Director Plan will be accelerated so that all outstanding options are vested and exercisable in full prior to the consummation of such transaction. If such options are not exercised prior to the consummation of such transaction, and are not assumed or replaced by the successor entity, such options will terminate.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of March 8, 2004, information relating to the beneficial ownership of Common Stock by each Director, each executive officer named in the Summary Compensation Table on page 10 and by all Directors and executive officers as a group.

	Amount and Nature	Percent of
Name and Address(1)	of Ownership(2)(3)	Class

John A. Blaeser	719,357	3.96%
Douglas A. Batt	25,498	*
Melissa H. Cruz	126,436	*
Ferdinand R. Engel	338,257	1.86%
Daniel J. Sheahan	27,329	*
Ellen Rogers (formerly Ellen Kokos)	0	*
Frederick W.W. Bolander	69,486	*
Richard M. Burnes, Jr.	104,750	*
Jack M. Cooper	15,300	*
Robert M. Wadsworth	73,850	*
All executive officers and directors as a group (10 people)	1,498,263 (4)	8.24%

*	less than 1%

(1)	The address for each named person is c/o Concord Communications, Inc., 600 Nickerson Road, Marlboro, MA 01752.

(2)	All named persons possess sole voting and sole dispositive power with respect to the shares, except for Mr. Bolander, who has disclaimed beneficial ownership of 200 shares of Common Stock, which shares are beneficially owned by his wife.

(3)	Includes shares of Common Stock which have not been issued, but which are subject to options that either are presently exercisable or will become exercisable within 60 days of March 8, 2004, as follows: Mr. Blaeser, 554,062 shares; Mr. Batt, 25,498 shares; Ms. Cruz, 126,436 shares; Mr. Engel, 298,062 shares; Mr. Sheahan, 27,329 shares; Ms. Rogers, 0 shares; Mr. Bolander, 26,250 shares; Mr. Burnes, 33,750 shares; Mr. Cooper, 9,375 shares; and Mr. Wadsworth, 26,250 shares.

(4)	The group is composed of the individuals named in the Summary Compensation Table on page 10 below, and those persons who were outside Directors of the Corporation on March 8, 2004. The total includes shares of Common Stock that the outside Directors and executive officers as a group have the right to acquire, either presently or within 60 days, by exercise of stock options granted under the Corporation’s stock plans.

      The following table sets forth as of February 17, 2004, certain persons who, to the knowledge of the Corporation own beneficially more than five percent of Common Stock outstanding at such date.

	Amount and Nature		Percent of
Name and Address of Beneficial Holder	of Ownership		Class

Brown Capital Management, Inc.	2,921,700	(1)	16.15%
1201 N. Calvert Street Baltimore, MD 21202

T. Rowe Price Associates, Inc.	1,421,200	(2)	7.8%
100 E. Pratt Street Baltimore, MD 21202

FMR Corporation	1,272,302	(3)	6.96%
82 Devonshire Street Boston, MA 01109

Firsthand Capital Management, Inc,	1,189,300	(4)	6.57%
Firsthand Funds, and Kevin M. Landis 125 South Market San Jose, CA 95113

Barclays Global Investors, NA	1,144,259	(5)	6.32%
45 Fremont Street San Francisco, CA 94105

(1)	According to a Schedule 13G filed on February 11, 2004 by Brown Capital Management, Inc., Brown Capital Management, Inc. has sole voting power of 1,429,900 shares of Common Stock and sole power to dispose of 2,921,700 shares of Common Stock.

(2)	According to a Schedule 13G filed as of February 5, 2004, T. Rowe Price Associates, Inc. has sole voting power of 209,600 shares of Common Stock and sole power to dispose of 1,421,200 shares of Common Stock. The securities are owned by various individual and institutional investors, for whom T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. T. Rowe Price Associates, Inc. expressly disclaims beneficial ownership as to all shares of the Common Stock.

(3)	According to a Schedule 13G filed on February 17, 2004, FMR Corp. has sole voting power of 0 shares of Common Stock and sole power to dispose of 1,272,302 shares of Common Stock.

(4)	According to a Schedule 13G jointly filed on January 28, 2004 by Firsthand Capital Management, Inc., Firsthand Funds, and Kevin M. Landis (collectively the “Joint Filers”), the Joint Filers have sole voting power and sole power to dispose of 1,189,300 shares of Common Stock. Kevin M. Landis is listed as a “control person” within Schedule 13G. Kevin M. Landis disclaims beneficial ownership as to all shares of Common Stock beneficially owned for purposes of Schedule 13G by Firsthand Capital Management, Inc. and Firsthand Funds.

(5)	According to a Schedule 13G filed on February 17, 2004, beneficial ownership is as follows: (i) Barclays Global Investors, NA. beneficially owns 728,955 shares of Common Stock with sole voting power and sole power to dispose of 607,799 shares of Common Stock; (ii) Barclays Global Fund Advisors beneficially owns 282,504 shares of Common Stock with sole voting power and sole power to dispose of 282,504 shares of Common Stock; and (iii) Barclays Bank PLC beneficially owns 132,800 shares of Common Stock with sole voting power and sole power to dispose of 132,800 shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based on a review of the Forms 3, 4, and 5 received by the Corporation, the Corporation believes that, with respect to the fiscal year ended December 31, 2003, each person who was at any time during the same period a Director or executive officer, and any other person subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, except as set forth in the following sentence, complied with all applicable Section 16 filing requirements on a timely basis. Mr. Blaeser, Mr. Batt, Mr. Cooper, Ms. Cruz, Mr. Engel, Ms. Rogers, and Mr. Sheahan each filed a late Form 4 for one transaction during the fiscal year ended December 31, 2003.

EXECUTIVE COMPENSATION

      The following Summary Compensation Table sets forth the compensation received by the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation for the three fiscal years most currently ended (the “Named Executive Officers”).

Summary Compensation Table

					Long-Term
					Compensation
	Annual Compensation				Awards(3)

				Other Annual	Securities
Name and Principal Position	Year	Salary(1)	Bonus(2)	Compensation	Underlying Options

John A. Blaeser	2003	$367,514	$196,231	—	80,000
President, Chief Executive Officer	2002	345,013	120,000	—	100,000
	2001	330,012	20,625	—	155,000

Douglas A. Batt	2003	$209,779	$66,150	—	50,000
Executive Vice President, General	2002	189,007	22,444	—	40,000
Counsel and Clerk	2001	—	—	—	—

Melissa H. Cruz	2003	$237,509	$75,594	—	50,000
Executive Vice President, Business	2002	212,508	56,250	—	30,000
Services and Chief Financial Officer	2001	200,007	0	—	55,000

Ferdinand R. Engel	2003	$315,012	$100,163	—	60,000
Executive Vice President, Engineering	2002	282,510	75,000	—	40,000
and Chief Technology Officer	2001	265,010	0	—	65,000

Daniel J. Sheahan	2003	$200,008	$63,000	—	60,000
Executive Vice President, Worldwide	2002	162,506	71,416	48,365 (4)	40,000
Sales and Services	2001	—	—	—	—

Ellen Rogers	2003	$245,010	$51,925	—	40,000
	2002	222,508	61,750	—	30,000
	2001	191,026	0	—	105,000

(1)	The amounts in the “Salary” column represent the earned annual salary for each of the Named Executive Officers, which is paid semi-monthly.

(2)	The amounts in the “Bonus” column represent bonuses earned in the year during which services were rendered.

(3)	The Corporation did not make any restricted stock awards, grant any stock appreciation rights, nor make any long-term incentive payouts during the fiscal year ended December 31, 2003 to its Named Executive Officers.

(4)	Mr. Sheahan’s other compensation in fiscal year 2002 reflects the amount of taxable benefit received by Mr. Sheahan as part of his agreement to relocate from Australia to the United States. In connection with his employment with the Corporation in the United States, the Corporation has agreed to pay the expenses incurred by Mr. Sheahan and his family during a visit to Australia. On May 1, 2003, Mr. Sheahan’s temporary relocation assignment from the Corporation’s Australian subsidiary to the Corporation’s United States headquarters terminated. Following the termination of his relocation assignment, Mr. Sheahan became an employee of the Corporation’s United States headquarters and was transitioned to the compensation and benefits package available to United States employees of the Corporation.

      The following table provides information with respect to stock option grants by the Corporation to the Named Executive Officers in the fiscal year ended December 31, 2003. The Corporation did not grant any stock appreciation rights in the fiscal year ended December 31, 2003.

OPTIONS/ SAR GRANTS IN LAST FISCAL YEAR

					Potential Realized Value at
	Number of	Percentage of			Assumed Annual Rates of Stock
	Securities	Total Options			Price Appreciation for Option
	Underlying	Granted to	Exercise		Term(2)
	Options	Employees in	Price	Expiration
Name	Granted(1)	Fiscal Year	($/share)	Date	5%	10%

John A. Blaeser	80,000	8.55%	$14.65	10/8/2011	$559,577.78	$1,340,286.09
Douglas A. Batt	50,000	5.34%	$14.65	10/8/2011	$349,736.11	$837,678.80
Melissa H. Cruz	50,000	5.34%	$14.65	10/8/2011	$349,736.11	$837,678.80
Ferdinand R. Engel	60,000	6.41%	$14.65	10/8/2011	$419,683.34	$1,005,214.56
Daniel J. Sheahan	60,000	6.41%	$14.65	10/8/2011	$419,683.34	$1,005,214.56
Ellen Rogers	40,000	4.27%	$14.65	10/8/2011	$279,788.89	$670,143.04

(1)	Stock options were granted under the 1997 Stock Option Plan at an exercise price equal to the fair market value of the Common Stock on the date of grant. Under their respective stock option agreements, each Named Executive Officer’s options will expire on the eighth anniversary from the date of grant. The options generally become exercisable as follows: 25% on the first anniversary of the date of grant and quarterly for the remaining three years. Upon termination of employment, each option, which is not then exercisable, will terminate, and any options that are vested, but not exercised, may be exercised within 60 days of the date of termination of employment. Any vested options not exercised within 60 days of termination of employment will automatically terminate.

(2)	Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of the option term assuming the specified annualized rates of appreciation (5% and 10%) of the Common Stock over the term of the options. The annualized rates of appreciation set forth in this table do not reflect the Corporation’s estimate of future stock price increases. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock.

      The following table provides information on stock option exercises in the fiscal year ended December 31, 2003 by the Named Executive Officers, the value realized upon such exercises, and the value of each Named Executive Officer’s unexercised options at December 31, 2003.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares Acquired		Options Held at		In-the-Money Options at
	Upon Option		December 31, 2003		December 31, 2003(2)
	Exercise During	Value
Name	2003	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

John A. Blaeser	6,250	$57,187.50	526,875	252,500	$1,989,293.75	$2,150,600.00
Douglas A. Batt	12,687	$106,991.60	19,937	91,376	$142,263.34	$715,870.00
Melissa H. Cruz	18,500	$194,522.00	109,875	113,125	$377,723.75	$812,883.75
Ferdinand R. Engel	0	$0	283,376	133,125	$875,985.73	$1,022,145.00
Daniel J. Sheahan	5,500	$44,975.63	28,200	102,138	$181,367.04	$783,577.67
Ellen Rogers	50,312	$419,671.85	8,750	0	$88,750.00	$0

(1)	Amounts are calculated by subtracting the exercise price of the options from the fair market value of the underlying Common Stock on the date of exercise, and do not reflect amounts actually received by the Named Executive Officers.

(2)	Value is based on the difference between the option exercise price and the fair market value as quoted on The Nasdaq National Market of $19.73 per share on December 31, 2003 multiplied by the number of shares underlying the option, and do not reflect amounts that actually may be received by the Named Executive Officer upon exercise of options.

COMPENSATION COMMITTEE REPORT

Purpose of the Compensation Committee

      The Compensation Committee has the exclusive authority to establish the level of base salary payable to the President and Chief Executive Officer and other executive officers of the Corporation and to administer the Corporation’s stock option plans, including the 1995 Plan, the 1997 Stock Plan, as amended, the 1997 Non-Employee Director Stock Option Plan, as amended, the 1997 Employee Stock Purchase Plan, the 2000 Non-Executive Employee Equity Incentive Plan, and the 2001 Non-Executive Employee Stock Purchase Plan. Following approval of the stock purchase plan by the stockholders, the Compensation Committee will administer the 2004 Non-Executive Employee Stock Purchase Plan. In addition, the Compensation Committee has the responsibility for approving the individual variable compensation incentive payment programs to be in effect for the President and Chief Executive Officer and other executive officers. The Compensation Committee is composed of Messrs. Bolander, Burnes, and Wadsworth, all of whom are outside Directors who have never served as officers of the Corporation.

General Compensation Policy

      The Compensation Committee believes that the compensation programs for executive officers of the Corporation should be designed to attract, motivate, and retain talented executives responsible for the success of the Corporation and should be determined within a competitive framework and based on the achievement of overall financial results and individual contributions. The Compensation Committee’s objectives are to:

(1) offer a compensation package that is competitive with comparable talent at comparable software companies;

(2) provide annual variable incentive awards in the form of cash bonuses that take into account the Corporation’s overall financial performance relative to corporate objectives; and

(3) align the financial interests of executive officers with those of the stockholders by providing significant equity-based, long-term incentive awards.

      Currently, compensation under the executive compensation program is composed of cash compensation in the form of annual base salary and bonus, and long-term incentive compensation in the form of stock options.

Compensation Components and Process

Base Salary

      The Compensation Committee reviews annually the cash compensation of its executive officers. The Compensation Committee uses market data regarding base salary compensation provided by third party consultants specializing in executive compensation and compensation within the technology industry. The base salary data is comprised of base salary data for each executive officer’s peer group (e.g., president and chief executive officer base salary data and executive officer responsible for sales data) from the software company sector. Within each group, the base salary range is listed from highest to lowest and a median base salary is established along with base salaries at certain benchmark levels. In addition to the base salary data provided by third party consulting companies, the Compensation Committee also takes into account: (i) responsibilities of the position held, (ii) the experience and performance of the individual, and (iii) duration of employment with the Corporation, as criteria for establishing base salary. Upon a review of base salary data and other relevant factors, the Compensation Committee establishes the base salary for each executive officer in accordance with the Compensation Committee’s objectives.

Variable Incentive Awards — Cash Bonuses

      The Compensation Committee has the discretion to award incentive payments in the form of cash bonuses to executive officers based upon the performance of the Corporation. In general, incentive payments in the form of cash bonuses are awarded as a percentage of the base salary of each executive officer. The cash bonus data is provided by third party consultants specializing in executive compensation and compensation within the technology industry using similar metrics as the base salary data detailed above. The Compensation Committee sets financial performance guidelines and strategic objectives for the Corporation. The financial performance guidelines used by the Compensation Committee are based upon the revenue and operating profit generated by the Corporation. The Compensation Committee selected revenue and operating profit because: (i) they are critical to the success of the Corporation; (ii) they have a direct effect on shareholder value; and (iii) they are subject to quantifiable measurement. The strategic objectives of the Corporation are designed to position the Corporation for future growth and long-term success. The Compensation Committee then determines the relevant cash bonus associated with: (i) the financial performance of the Corporation and (ii) the attainment of the Corporation’s strategic objectives. In the 2003 fiscal year, the Compensation Committee awarded bonuses to each of the Corporation’s executive officers as follows: Mr. Blaeser, $196,231; Mr. Batt, $66,150; Ms. Cruz, $75,594; Mr. Engel, $100,163; Ms. Rogers, $51,925; and Mr. Sheahan, $63,000.

Long Term Stock-Based Incentive Awards

      During the 2003 fiscal year, the Compensation Committee made option grants under the 1997 Stock Plan to each of the executive officers. Each grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. Each option vests in periodic installments over a four-year period, as specified in the option agreements applicable to each executive officer. These option grants were made to each of the executive officers at an exercise price equal to the closing price of shares of the Common Stock on the day that the options were granted as reported on The Nasdaq National Market. On October 8, 2003, the Compensation Committee awarded long term stock-based incentive awards in the form of option grants to purchase shares of Common Stock to each of the Corporation’s executive officers as follows: Mr. Blaeser, 80,000 shares; Mr. Batt, 50,000 shares; Ms. Cruz, 50,000 shares; Mr. Engel, 60,000 shares; Ms. Rogers, 40,000 shares; and Mr. Sheahan, 60,000 shares.

      Generally, stock options are granted when an executive officer joins the Corporation or when an employee is promoted to an executive position. Additional options are granted on the basis of the individual’s performance, potential for future responsibility, and the number of unvested options held by the individual at the time of the new grant. To determine the amount of the option to be granted to an executive officer, the Compensation Committee reviews the option history and current option position of each executive officer. The option history analysis includes a review of prior grants. The current option position includes an analysis of: (i) the number of vested and unvested options, (ii) the number of options outstanding, (iii) the number of options that are “in the money,” and (iv) the income received by each executive officer upon exercising options and selling the corresponding shares of Common Stock at fixed stock price intervals. The Compensation Committee uses the option history and current option position to determine future stock option grants that will align the interests of executive officers with stockholders and to provide each executive officer with a meaningful incentive to manage the Corporation effectively.

Chief Executive Officer Compensation

      The 2003 compensation package for Mr. Blaeser, the Corporation’s President and Chief Executive Officer included: base salary, incentive compensation, and stock options. The components of the compensation package for the President and Chief Executive Officer are the same as those of the other executive officers of the Corporation. Mr. Blaeser’s compensation package (including base salary, cash bonuses and stock option grants) is awarded based upon the same criteria as the other executive officers of the Corporation. In addition to the aforementioned components of his compensation package, Mr. Blaeser is eligible for an annual discretionary bonus, the amount of which is determined based upon his performance as President and Chief Executive Officer. The Compensation Committee considers all relevant information when determining the award of a discretionary bonus, including performance relating to: (i) financial results of the Corporation during the last fiscal year (both revenue growth and stock price appreciation), (ii) defining and executing the strategic objectives of the Corporation, and (iii) leadership of the Corporation and the executive team. In addition to his compensation package stated above, Mr. Blaeser also receives employee benefits that are generally available to employees of the Corporation.

      Mr. Blaeser earned $367,514 in base salary during the 2003 fiscal year. In 2003, Mr. Blaeser received incentive compensation in the amount of $196,231. His incentive compensation was paid as follows: $116,231 was paid as cash bonus according to the calculation applicable to all executive officers and $80,000 was paid as a discretionary bonus. During the 2003 fiscal year, Mr. Blaeser was granted an option to purchase 80,000 shares of Common Stock. Mr. Blaeser’s option grant was granted at the same time and at the same exercise price as the option grants awarded to the Corporation’s other executive officers. Similarly to the other executive officers, Mr. Blaeser’s option grant represents a substantial portion of his total compensation and is designed to tie his compensation to the appreciation in the value of the Common Stock over the option term and to align his financial interests with the financial interests of the stockholders of the Corporation.

Compliance With Internal Revenue Code Section 162(m)

      In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Corporation cannot deduct, for U.S. federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and the Compensation Committee generally intends to structure executive compensation to minimize the effect of Section 162(m) of the Corporation where doing so is consistent with the Corporation’s overall compensation objectives.

Other Elements Of Executive Compensation

      Executive officers are eligible for Corporation-wide medical and dental benefits and participation in a 401(k) plan. In addition, executives participate in a Corporation-wide long-term disability insurance program and a group term life insurance program.

Compensation Committee

Robert M. Wadsworth (Chair)
Frederick W.W. Bolander
Richard M. Burnes, Jr.

Compensation Committee Interlocks and Insider Participation

      Messrs. Bolander, Burnes, and Wadsworth comprised the Compensation Committee for the fiscal year ended December 31, 2003. No member of the Compensation Committee was at any time during the past fiscal year an officer or employee of the Corporation or any of its subsidiaries, was formerly an officer of the Corporation or any of its subsidiaries, nor had any relationship with the Corporation requiring disclosure herein.

      During the fiscal year ended December 31, 2003, no executive officer of the Corporation served as a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions, or in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a member of the Compensation Committee or as a Director of the Corporation. In addition, during the last fiscal year, no executive officer of the Corporation served as a member of the compensation committee of another entity.

Employment Agreements

      As of December 31, 2003, the Corporation has entered into a Management Change in Control Agreement (the “Management Agreements”) with each of: John A. Blaeser, Douglas A. Batt, Melissa H. Cruz, Ferdinand R. Engel, and Daniel J. Sheahan. Pursuant to the terms of the Management Agreements, each of the foregoing executive officers (other than Mr. Blaeser) is entitled to receive a single severance payment in cash in an amount equal to six months’ base annual salary (and equal to twelve months’ base annual salary in the case of Mr. Blaeser) if any such executive officer is terminated by the Corporation without cause or such executive officer voluntarily terminates his employment with the Corporation for “good reason” (each a “Termination Event”), in each case within six months of a change in control of the Corporation. In addition, effective upon a change in control of the Corporation, the vesting date for each such executive officer’s unvested options shall be accelerated by a period of 24 months. If within 24 months of a change in control of the Corporation there is a Termination Event, all of such executive officer’s remaining unvested options will become fully vested. Each such executive officer has entered into a non-competition agreement with the Corporation pursuant to which each such executive officer has agreed following a change in control of the Corporation not to compete with the Corporation for a period of six months if such executive officer has been terminated with or without cause by the Corporation or has voluntarily terminated his employment for “good reason.”

      In addition, certain of Mr. Blaeser’s option agreements provide for automatic acceleration of all of his unvested options following a merger, consolidation, or a sale, conveyance or disposition of all or substantially all, of the assets of the Corporation or if he is no longer a Director, other than by reason of death, disability, or resignation.

PERFORMANCE GRAPH (1)

      The following graph compares the change in the Corporation’s cumulative total stockholder return in its Common Stock during the period from December 31, 1998 through December 31, 2003 with the cumulative total return on The Nasdaq National Market — U.S. Index and the RDG Software Composite Index during the period from December 31, 1998 through December 31, 2003. The comparison assumes $100.00 was invested on December 31, 1998 at the market price as of the close of business in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The graph also presents data for the Corporation, the Nasdaq National Market — U.S. Index and the RDG Software Composite Index as of October 15, 1997, the date of the Corporation’s initial public offering.

COMPARE CUMULATIVE TOTAL RETURN AMONG

CONCORD COMMUNICATIONS, INC.,
NASDAQ MARKET INDEX AND RDG SOFTWARE COMPOSITE INDEX(1)

ASSUMES $100 INVESTED ON DECEMBER 31, 1998

ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2003

Date	10/15/97	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Corporation	24.66	36.56	100.00	78.19	15.42	36.39	15.84	34.77
RDG Software Composite Index	84.66	89.07	100.00	116.46	124.32	115.61	95.42	131.53
NASDAQ Index-U.S.C.	67.07	65.77	100.00	180.85	114.50	88.38	61.84	94.00

(1)	This graph is not “soliciting material” under Regulation 14A or 14C of the rules promulgated under the Securities Exchange Act of 1934, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Corporation under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

AUDIT COMMITTEE REPORT

      The Board of Directors of the Corporation has established an Audit Committee for the purpose of overseeing the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation, which includes the following:

(i)	appointing, retaining, and compensating the Corporation’s independent accountant;

(ii)	overseeing the work performed by the Corporation’s independent accountant;

(iii)	reviewing the financial reports of the Corporation provided to the Securities and Exchange Commission (“SEC”), the stockholders, or to the general public;

(iv)	reviewing the Corporation’s internal financial and accounting controls;

(v)	reviewing and assessing the adequacy of the charter of the Audit Committee periodically as conditions dictate, but at least annually, and update the charter as necessary;

(vi)	monitoring the effectiveness of the independent audit;

(vii)	assuring that the scope and implementation of the independent audit is not restricted or the independence of the independent accountant compromised;

(viii)	recommending, establishing, and monitoring procedures designed to improve the quality and reliability of the disclosure of the Corporation’s financial condition and results of operations;

(ix)	reviewing the independent accountant’s reports to management on internal controls and recommending such actions as may be appropriate;

(x)	establishing procedures to facilitate (a) the receipt, retention, and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (b) the receipt of confidential, anonymous submissions by employees or concerns regarding questionable accounting or auditing matters;

(xi)	engaging, and paying for services by, advisors to the Audit Committee as necessary; and

(xii)	reviewing and approving any proposed engagement of all services performed by the Corporation’s independent accountant.

      The Audit Committee was composed of Messrs. Burnes, Wadsworth, and Cooper for the fiscal year ended December 31, 2003. See the section of the Corporation’s proxy entitled “Board of Directors Meetings and Committees” for a further description of the composition and independence of the Audit Committee.

      The Audit Committee regularly discusses with management and the independent accountant the financial information of the Corporation and the Corporation’s systems of internal controls and its audit process. The Audit Committee met with the independent accountant (both independently and with the Corporation’s management) to review the issues required to be addressed by the Statement of Accounting Standards 61 (Codification of Statements on Auditing Standards), including various issues relevant to the audit, including: (i) the Corporation’s financial statements; (ii) the report of the independent accountant on the results, scope, and terms of their work; and (iii) the recommendations of the independent accountant regarding the financial practices and policies employed by the Corporation.

      The Board of Directors has adopted a written charter for the Audit Committee establishing the audit-related functions required of the Audit Committee. A copy of the charter is attached hereto as Appendix A.

      On June 10, 2002, the Corporation dismissed its independent accountant, Arthur Andersen LLP. Upon the recommendation of the Audit Committee, on June 10, 2002, the Board of Directors appointed PricewaterhouseCoopers LLP to serve as its independent accountant for the fiscal year ending December 31, 2002. The decision to dismiss Arthur Andersen LLP and to engage PricewaterhouseCoopers LLP was approved by the Audit Committee. Arthur Andersen LLP served as the Corporation’s independent accountant from the fiscal year ended December 31, 1986 to June 10, 2002.

      The reports of Arthur Andersen LLP on the Corporation’s financial statements for the fiscal years ended December 31, 2000 and December 31, 2001 contained no adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles.

      In connection with the audits performed by Arthur Andersen LLP for the fiscal years ended December 31, 2000 and December 31, 2001, and through the date of the dismissal of Arthur Andersen LLP, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreements in its reports on the Corporation’s financial statements for such year. During the fiscal years ended December 31, 2000 and December 31, 2001, and through the date of the dismissal of Arthur Andersen LLP, there did not occur any reportable events as described under Item 304 (a)(1)(v) of Regulation S-K. The Corporation filed with the Securities and Exchange Commission a current report on Form 8-K on June 14, 2002, disclosing the dismissal of Arthur Andersen LLP, the engagement of PricewaterhouseCoopers LLP and other required information.

      During the fiscal years ended December 31, 2000 and December 31, 2001 and through the date of their appointment as the Corporation’s independent accountant, the Corporation did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s consolidated financial statements, or any other matters or reportable events listed in Items 304 (a)(2)(i) and (ii) of Regulation S-K.

      As part of its obligations, the Audit Committee reviewed the Corporation’s audited financial statements and met with both management and the independent accountant to review and discuss the Corporation’s financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has received from, and discussed with, the independent accountant, the written disclosure, the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the independence of PricewaterhouseCoopers LLP.

      Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Corporation’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

      Representatives from PricewaterhouseCoopers LLP, the Corporation’s independent accountant for the current fiscal year and the most recently completed fiscal year, will be in attendance at the Annual Meeting. The representatives from PricewaterhouseCoopers LLP will have an opportunity to make a statement regarding their services and will be available to respond to questions.

Audit Committee Pre-Approval Policies and Procedures

      Annually, the Audit Committee will review with the independent accountant the services that the independent accountant expects to provide in the coming year and fees related to those services. The services provided by the independent accountant and the related fees will be subject to separate annual pre-approval by the Audit Committee. The Audit Committee will approve, when appropriate, any changes in terms, conditions and fees resulting from changes in audit scope, corporate structure or other matters.

      The Audit Committee will approve the services that the independent accountant is permitted to perform under applicable law and regulation and which do not adversely impact the independent accountant’s independence. These services include: (i) audit, (ii) audit-related, and (iii) tax services for the Corporation. The term of any pre-approval is twelve (12) months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. Any other services not specifically pre-approved by the Audit Committee must be separately approved by the Audit Committee. The Audit Committee does not delegate the Audit Committee’s responsibilities to pre-approve services performed by the independent accountant to management. As provided in the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to one or more of its independent members.

      The percentage of audit-related services and tax services pre-approved by the Audit Committee for the fiscal year ended December 31, 2003 was 100%. The Audit Committee does not pre-approve any services provided by the independent accountant that are not audit services, audit-related services, or tax services. The Audit Committee did not make use of the de minimis exception to pre-approval contained in the SEC’s rules.

FEES PAID TO THE INDEPENDENT ACCOUNTANT

	PricewaterhouseCoopers LLP				Arthur Andersen LLP		Total

	2003		2002		2003	2002	2003	2002

Audit Fees	$302,548		$188,700		$0	$12,000	$302,548	$200,700
Audit-Related Fees	$20,000	(1)	$29,250	(2)	$0	$0	$20,000	$29,250
Tax Fees	$46,950	(3)	$81,295	(4)	$0	$0	$46,950	$81,295
All Other Fees	$0		$0		$0	$0	$0	$0

(1)	The fees comprising Audit-Related Fees for assurance and related services that are reasonably related to the performance of the audit or a review of the Corporation’s financial statements that are not reported as Audit Fees rendered by the independent accountant for the fiscal year ended December 31, 2003 were for an audit of employee benefit plans provided by the Corporation.

(2)	The fees comprising Audit-Related Fees for assurance and related services that are reasonably related to the performance of the audit or a review of the Corporation’s financial statements that are not reported as Audit Fees rendered by the independent accountant for the fiscal year ended December 31, 2002 were for an audit of employee benefit plans provided by the Corporation and other accounting consultations.

(3)	The fees comprising Tax Fees for tax compliance, tax advice, and tax planning for the fiscal year ended December 31, 2003 rendered by the independent accountant were for tax compliance services, including the preparation of original and amended tax returns and claims for refund and tax payment planning services and tax planning and tax advice.

(4)	The fees comprising Tax Fees for tax compliance, tax advice, and tax planning for the fiscal year ended December 31, 2002 rendered by the independent accountant were for tax compliance services, including the preparation of original and amended tax returns and claims for refund and tax payment planning services and tax planning and tax advice.

      The Audit Committee has determined that the provision of the services provided by the independent accountant as set forth herein is compatible with maintaining their independence.

Audit Committee

Richard M. Burnes, Jr. (Chair)
Jack M. Cooper
Robert M. Wadsworth

Item 2

PROPOSAL TO APPROVE THE CORPORATION’S 2004 NON-EXECUTIVE EMPLOYEE

STOCK PURCHASE PLAN

      The Corporation’s stockholders are being asked to approve the Corporation’s 2004 Non-Executive Employee Stock Purchase Plan (the “Non-Executive Purchase Plan”). On March 15, 2004, the Board of Directors, acting by unanimous written consent, adopted the Non-Executive Purchase Plan subject to approval by the stockholders. The Corporation will file a Form S-8 with the Securities and Exchange Commission following approval by the stockholders in regards to the Non-Executive Purchase Plan. The Non-Executive Purchase Plan has reserved for issuance to eligible employees 500,000 shares of authorized, but unissued, Common Stock. At present, the Corporation employs approximately 470 employees who would be eligible to participate in the Non-Executive Purchase Plan. Executive officers and Directors of the Corporation are not eligible to participate in the Non-Executive Purchase Plan. The Corporation expects that the 500,000 shares of Common Stock under the Non-Executive Purchase Plan will satisfy any allocations of shares to employees for a period of approximately 2 years.

      The Corporation relies on stock purchases as an essential component of the compensation packages necessary for the Corporation to attract and retain experienced employees. The Board of Directors believes that the Non-Executive Purchase Plan is essential to permit the Corporation to provide long-term, equity-based incentives to present and future employees.

      The Board of Directors has approved and recommends to the stockholders that they approve the Non-Executive Purchase Plan.

Description of the Non-Executive Purchase Plan

      The Non-Executive Purchase Plan is intended to provide an incentive to, and to encourage stock ownership by, all eligible employees of the Corporation so that they may share in the growth of the Corporation by acquiring or increasing their proprietary interest in the Corporation. The Non-Executive Purchase Plan is designed to encourage eligible employees to remain in the employ of the Corporation and its participating subsidiaries. Under the Non-Executive Purchase Plan, payroll deductions are used to purchase Common Stock for eligible participating employees through the exercise of stock options. The text of the Non-Executive Purchase Plan is attached to this proxy statement as Appendix B. The following is a summary of the Non-Executive Purchase Plan and should be read together with the full text of the Non-Executive Purchase Plan attached as Appendix B.

      The Non-Executive Purchase Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

      The Non-Executive Purchase Plan is administered by the Compensation Committee. The Compensation Committee, subject to the provisions of the Non-Executive Purchase Plan, has the power to construe the Non-Executive Purchase Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for administration of the Non-Executive Purchase Plan as it may deem appropriate. The Compensation Committee or the Board of Directors may from time to time adopt amendments to the Non-Executive Purchase Plan provided that, without the approval of the stockholders of the Corporation, no amendment may (i) increase the number of shares that may be issued under the Non-Executive Purchase Plan; (ii) change the class of employees eligible to receive options under the Non-Executive Purchase Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Non-Executive Purchase Plan.

      The Non-Executive Purchase Plan may be terminated at any time by the Board of Directors, provided that such termination will not affect options then outstanding under the Non-Executive Purchase Plan. If at any time shares of Common Stock reserved for issuance under the Non-Executive Purchase Plan remain available for purchase, but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares will be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Non-Executive Purchase Plan will terminate. Upon termination of the Non-Executive Purchase Plan, all payroll deductions not used to purchase Common Stock will be refunded to Non-Executive Purchase Plan participants without interest.

      The Non-Executive Purchase Plan authorizes the issuance of up to 500,000 shares of Common Stock (subject to adjustment for changes in the Corporation’s capital stock) pursuant to the exercise of non-transferable options granted to participating employees. The Common Stock subject to the options under the Non-Executive Purchase Plan includes shares of the Corporation’s authorized, but unissued Common Stock or shares of Common Stock reacquired by the Corporation, including shares purchased in the open market. Option holders are generally protected against dilution in the event of certain capital changes such as a recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction.

      An employee electing to participate in the Non-Executive Purchase Plan must authorize an amount (a whole percentage not less than 1% nor more than 10% of the employee’s cash compensation, including base pay or salary and any overtime, bonuses or commissions) to be deducted by the Corporation from the employee’s pay and applied toward the purchase of Common Stock under the Non-Executive Purchase Plan. For the duration of the Non-Executive Purchase Plan, the payment periods are defined as the six-month periods commencing on May 1 and November 1 and ending on October 31 and April 30, respectively (collectively the “Payment Periods” and individually the “Payment Period”). The first Payment Period of the Non-Executive Purchase Plan will commence on May 1, 2004.

      Employees of the Corporation (and participating subsidiaries) whose customary employment is more than 20 hours per week and for more than five months in any calendar year are eligible to participate in the Non-Executive Purchase Plan. An employee may not be granted an option under the Non-Executive Purchase Plan if, after the granting of the option, such employee would be treated as owning 5% or more of the total combined voting power or value of all classes of stock of the Corporation or its subsidiaries. Executive Officers and Directors of the Corporation who are “highly compensated employees” under the applicable provisions of the Code are not eligible to participate in the Non-Executive Purchase Plan.

      On the first business day of each Payment Period, the Corporation will grant to each Non-Executive Purchase Plan participant an option to purchase shares of Common Stock. On the last day of the Payment Period, the employee will be deemed to have exercised this option, at the option price, to the extent of such employee’s accumulated payroll deductions, on the condition that the employee remained eligible to participate in the Non-Executive Purchase Plan throughout such Payment Period. In no event, however, may the employee exercise an option granted under the Non-Executive Purchase Plan for more than 20,000 shares during a Payment Period. If the amount of the accumulated payroll deductions exceeds the aggregate purchase price of 20,000 shares, the excess deductions will be promptly refunded to the employee without interest. Furthermore, no employee may be granted an option which permits the employee’s right to purchase shares of Common Stock under the Non-Executive Purchase Plan and all other Section 423(b) plans of the Corporation and any subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the respective date(s) of grant) for each calendar year in which the option is outstanding. Any excess accumulation of payroll deductions will be promptly refunded to the employee without interest. Under the terms of the Non-Executive Purchase Plan, the option price is an amount equal to the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the Payment Period and (ii) 85% of the average market price of the Common Stock on the last business day of the Payment Period, in either event rounded up to the nearest cent. Notwithstanding the foregoing, the Corporation may, by giving written notice to the eligible employees at least 20 days before the first day of the next succeeding Payment Period, increase or decrease the then prevailing option price for such next succeeding Payment Period and successive Payment Periods; provided that (x) such written notice shall set forth the revised option price, and (y) the option price shall not be less than the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the Payment Period and (ii) 85% of the average market price of the Common Stock on the last business day of the Payment Period, in either event rounded up to the nearest cent. The foregoing limitation on the number of shares subject to option and the option price shall be subject to adjustment as provided in the Non-Executive Purchase Plan. The Corporation will accumulate and hold for the employee’s account the amounts deducted from his or her pay. No interest will be paid on these amounts.

      For purposes of the Non-Executive Purchase Plan, the term “average market price” on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Compensation Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length. An employee may enter the Non-Executive Purchase Plan by delivering to the Corporation, at least 10 days before the first day of the next succeeding Payment Period, an authorization stating the percentage to be deducted from the employee’s pay and authorizing the purchase of shares of Common Stock for the employee in each Payment Period in accordance with the terms of the Non-Executive Purchase Plan.

      Unless an employee files a new authorization or withdraws from the Non-Executive Purchase Plan, the deductions and purchases under the authorization the employee has on file under the Non-Executive Purchase Plan will continue from the initial Payment Period to succeeding Payment Periods as long as the Non-Executive Purchase Plan is in effect. Deductions may not be increased or decreased during a Payment Period.

      An employee may withdraw from the Non-Executive Purchase Plan, in whole, but not in part, at any time prior to the last business day of each Payment Period by delivering a withdrawal notice to the Corporation, in which event the Corporation will refund the entire balance of the employee’s deductions not previously used to purchase stock under the Non-Executive Purchase Plan.

      If an employee is not a participant in the Non-Executive Purchase Plan on the last day of the Payment Period, the employee generally is not entitled to exercise his or her option. Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his rights under the Non-Executive Purchase Plan shall immediately terminate, and the Corporation shall promptly refund, without interest, the entire balance of his payroll deduction account under the Non-Executive Purchase Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the participant’s right to re-employment is guaranteed either by statute or by contract, if longer than 90 days. An employee’s rights under the Non-Executive Purchase Plan are the employee’s alone and may not be transferred to, assigned to, or availed of by, any other person.

      The proceeds received by the Corporation from the sale of Common Stock pursuant to the Non-Executive Purchase Plan will be used for general corporate purposes. The Corporation’s obligation to deliver shares of Common Stock is subject to the approval of any governmental authority required in connection with the sale or issuance of such shares.

     Income Tax Consequences

      The following general rules are currently applicable under United States federal income tax law to options under the Non-Executive Purchase Plan:

      The amounts deducted from an employee’s pay under the Non-Executive Purchase Plan will be included in the employee’s compensation subject to United States federal income tax. Generally, no additional income will be recognized by the employee either at the time options are granted pursuant to the Non-Executive Purchase Plan or at the time the employee purchases shares pursuant to the Non-Executive Purchase Plan.

      If the employee disposes of shares purchased pursuant to the Non-Executive Purchase Plan more than two years after the first business day of the Payment Period in which the employee acquired the shares, then upon such disposition the employee will recognize ordinary income in an amount equal to the lesser of:

(a)	the excess, if any, of the fair market value of the shares at the time of disposition over the amount the employee paid for the shares, or

      (b) 15% of the fair market value of the shares on the first business day of the Payment Period.

      In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee’s tax basis in the shares (generally, the amount the employee paid for the shares plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the employee’s holding period for the shares exceeds one year. The purchase date begins the holding period for determining whether the gain or loss realized is short or long term.

      If the employee disposes of shares purchased pursuant to the Non-Executive Purchase Plan within two years after the first business day of the payment period in which the employee acquired the shares, then upon disposition the employee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the last business day of the payment period over the amount the employee paid for the shares.

      If the employee disposes of shares purchased pursuant to the Non-Executive Purchase Plan more than two years after the first business day of the payment period in which the employee acquired the shares, the Corporation will not be entitled to any United States federal income tax deduction with respect to the options or the shares issued upon their exercise. If the employee disposes of such shares prior to the expiration of this two-year holding period, the Corporation generally will be entitled to a United States federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition.

NEW PLAN BENEFITS

	2004 Non-Executive
	Employee Stock Purchase Plan

Name and Position	Dollar Value($)	Number of Units

John A. Blaeser	$0	0
President, Chief Executive Officer(1)

Douglas A. Batt	$0	0
Executive Vice President,
General Counsel and Clerk(1)

Melissa H. Cruz	$0	0
Executive Vice President, Business Services and Chief Financial Officer(1)

Ferdinand R. Engel	$0	0
Executive Vice President, Engineering
and Chief Technology Officer(1)

Daniel J. Sheahan	$0	0
Executive Vice President, Worldwide Sales and Services(1)

Ellen Rogers(1)	$0	0
All current executive officers(2)	$0	0
All current Directors who are not executive officers(3)	$0	0
All employees (including all current officers who are not executive officers)(4)	(5)	500,000 shares of Common Stock

(1)	Named Executive Officers are not eligible to participate in the 2004 Non-Executive Employee Stock Purchase Plan.

(2)	Executive officers of the Corporation are not eligible to participate in the 2004 Non-Executive Employee Stock Purchase Plan.

(3)	Directors of the Corporation are not eligible to participate in the 2004 Non-Executive Employee Stock Purchase Plan.

(4)	There are no current officers of the Corporation who are not executive officers. Executive officers are not eligible to participate in the 2004 Non-Executive Employee Stock Purchase Plan.

(5)	Under the Non-Executive Purchase Plan, payroll deductions are used to purchase Common Stock for eligible participating employees through the exercise of stock options. Under the terms of the Non-Executive Purchase Plan, the option price is an amount equal to the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the Payment Period (as defined above) and (ii) 85% of the average market price of the Common Stock on the last business day of the Payment Period, in either event rounded up to the nearest cent. Therefore, the dollar value is not determinable under the Non-Executive Purchase Plan.

The Board of Directors unanimously recommends a vote “FOR” the approval of the

2004 Non-Executive Employee Stock Purchase Plan

EQUITY COMPENSATION PLAN INFORMATION

      The Corporation maintains seven equity compensation plans under which the Corporation’s equity securities are authorized for issuance to the Corporation’s employees and/or Directors.

•	1995 Stock Option Plan (1)

•	1997 Stock Option Plan, as amended

•	1997 Non-Employee Director Stock Option Plan, as amended

•	1997 Employee Stock Purchase Plan (2)

•	2000 Non-Executive Employee Equity Incentive Plan (3)

•	2001 Non-Executive Employee Stock Purchase Plan

•	2004 Non-Executive Employee Stock Purchase Plan (4)

      Except for the 1995 Stock Option Plan (the “1995 Stock Plan”), the 2000 Non-Executive Employee Equity Incentive Plan (the “2000 Non-Executive Employee Plan”), and the 2004 Non-Executive Employee Stock Purchase Plan (the “Non-Executive Purchase Plan”), each of the foregoing equity compensation plans was approved by the stockholders of the Corporation. The Non-Executive Purchase Plan is being submitted for approval by the stockholders at the Annual Meeting. The following table presents information about these plans as of December 31, 2003.

			Number of securities
			remaining available
			for future issuance
	Number of securities	Weighted-average	under equity
	to be issued upon	exercise price of	compensation plans
	exercise of	outstanding	(excluding securities
	outstanding options,	options, warrants	reflected in
	warrants, and rights	and rights	column (a)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(5)	2,677,094	$24.65	664,489 (6)
Equity compensation plans not approved by security holders	1,622,488	$12.10	168,438

Total	4,299,582	$19.93	832,927

(1)	There are no securities remaining available for future issuance under the 1995 Stock Plan. The Corporation’s ability to make additional grants or awards under the 1995 Stock Plan was terminated upon the completion of the Corporation’s initial public offering in October 1997; however, the 1995 Stock Plan continues to govern all options, awards and other grants granted and outstanding under the 1995 Stock Plan. As of December 31, 2003, options to purchase up to an aggregate of 33,967 shares of Common Stock were outstanding under the 1995 Stock Plan, at a weighted average exercise price of $5.15 per share.

(2)	There are no securities remaining available for issuance under the 1997 Employee Stock Purchase Plan. All securities available for issuance under the 1997 Employee Stock Purchase Plan were dispersed to employees of the Corporation pursuant to the terms of the 1997 Employee Stock Purchase Plan.

(3)	As of December 31, 2003, options to purchase up to an aggregate of 1,588,521 shares of Common Stock were outstanding under the 2000 Non-Executive Employee Plan, at a weighted average exercise price of $12.25 per share.

(4)	The Non-Executive Purchase Plan was adopted by the Board of Directors, acting by unanimous written consent, on March 15, 2004. Therefore, no information is included in regards to the Non-Executive Purchase Plan in the table above as the Non-Executive Purchase Plan was not in effect as of December 31, 2003.

(5)	The 2001 Non-Executive Employee Stock Purchase Plan is not included in (a) and (b) above as the number of outstanding options and weighted-average exercise price are not determinable under the 2001 Non-Executive Employee Stock Purchase Plan.

(6)	This amount includes 100,972 non-transferable options available for exercise as of December 31, 2003 under the 2001 Non-Executive Employee Stock Purchase Plan.

1995 Stock Option Plan

      The purpose of the 1995 Stock Plan is to provide a means by which selected employees of the Corporation may be given an opportunity to benefit from increases in value of the Common Stock pursuant to options which qualify as “incentive stock options” (ISOs) under Section 422(b) of the Code and nonqualified stock options to directors, executive officers, and employees of the Corporation. The Corporation’s ability to make additional grants or awards under the 1995 Stock Plan was terminated upon the completion of the Corporation’s initial public offering in October 1997; however, the 1995 Stock Plan continues to govern all options, awards and other grants granted and outstanding under the 1995 Stock Plan. As of December 31, 2003, options to purchase up to an aggregate of 33,967 shares of Common Stock were outstanding, at a weighted average exercise price of $5.15 per share.

      Pursuant to the terms of the 1995 Stock Plan, ISOs were granted at an exercise price not less than the fair market value per share of Common Stock on the date of grant, as determined by the Compensation Committee. The price per share relating to each nonqualified option granted under the 1995 Stock Plan shall not be less than the lesser of (i) the book value per share of Common Stock as of the end of the Corporation’s fiscal year immediately preceding the date of grant or (ii) 50% of the fair market value per share of Common Stock on the date of grant. In no event shall the aggregate fair market value (determined at the time the option was granted) of the Common Stock for which ISOs granted to any employee are exercisable for the first time during any calendar year (under all stock option plans of the Corporation) exceed $100,000.

      Each option shall expire on the date specified by the Compensation Committee, but not more than: (i) 10 years and one day from the date of the grant in the case of nonqualified options, (ii) 10 years from the date of grant in the case of ISOs generally, and (iii) 5 years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation. Each option granted under the 1995 Stock Plan shall be exercisable as follows: (i) the option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Compensation Committee may specify; (ii) once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the option, unless otherwise specified by the Compensation Committee; (iii) each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable; and (iv) the Compensation Committee shall have the right to accelerate the date of exercise for any installment of any option except that no acceleration with regard to ISOs granted to an employee (and not previously converted into a nonqualified stock option), may violate the applicable annual vesting limitation contained in the Code.

      If an employee granted an ISO option ceases to be employed by the Corporation (other than by death or disability), no further installments of the ISOs shall become exercisable, and the exercisable ISOs shall terminate after the passage of 60 days from the date of termination of employment, but in no event later than the specified termination date of the ISO option, except to the extent that such ISOs have been converted into nonqualified stock options pursuant to the terms of the 1995 Stock Plan. In granting any nonqualified stock options, the Compensation Committee was permitted to make such nonqualified stock options subject to restrictions set forth in the 1995 Stock Plan with respect to ISOs, or to such other termination or cancellation provisions as the Compensation Committee determined. If the employee dies during employment with the Corporation, the option may be exercised to the extent of the number of shares with respect to which the employee could have exercised such option on the date of such employee’s death, by his or her estate, personal representative, or beneficiary to whom the option has been assigned pursuant to the 1995 Stock Plan, at any time within 180 days after the date of death, but not later than the scheduled expiration date of such option. If the employee ceases employment with the Corporation by reason of disability, the option may be exercised to the extent of the number of shares with respect to which the employee could have exercised the option on the date of the termination of employment, at any time within 180 days after the date of such termination, but not later than the scheduled expiration date. At the expiration of such 180 day period or the scheduled expiration date, whichever is earlier, the option shall terminated and the only rights thereunder shall be those as to which the option was properly exercised before such termination.

2000 Non-Executive Employee Equity Incentive Plan

      The purpose of the 2000 Non-Executive Employee Plan is to provide a means by which selected employees of the Corporation may be given an opportunity to benefit from increases in value of the Common Stock through the granting of: (i) non-statutory stock options, (ii) stock bonuses, (iii) restricted stock, (iv) stock appreciation rights, and (v) other awards based upon the Common Stock on such terms and conditions as the Committee may determine. The eligible participants under 2000 Non-Executive Employee Plan are non-executive employees of the Corporation. The Corporation may not grant stock awards to executive officers and directors of the Corporation pursuant to the Plan. As of December 31, 2003, options to purchase up to an aggregate of 1,588,521 shares of Common Stock were outstanding, at a weighted average exercise price of $12.25 per share

      Pursuant to the terms of 2000 Non-Executive Employee Plan, the exercise price of each stock option shall be set by the Compensation Committee at the time each option is granted, but in no event shall any exercise price be less than the par value of the Common Stock. No option shall be exercisable after the expiration of 10 years from the date that the option was granted. The total number of shares of Common Stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The option agreement between the Corporation and the non-executive employee may provide that from time to time during each installment period, the option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option became vested but was not fully exercised. The option may be subject to such other terms and conditions on the time or times when it may be exercised, as the Compensation Committee may deem appropriate.

      Upon termination of employment (other than upon the employee’s death or disability), the employee may exercise his or her option, but only within such period of time ending on the earlier of: (i) 90 days after termination of employment or such period of time specified in the option agreement, or (ii) the expiration of the option’s term, and only to the extent that the employee was entitled to exercise the option at the date of termination. If, at the date of termination, the employee is not entitled to exercise his or her entire option, the shares covered by the unexercisable portion of the option shall revert to, and again become available for issuance under, the 2000 Non-Executive Employee Plan. If, after termination, the employee does not exercise his or her option within the time specified in the option agreement, the option shall terminate, and the shares covered by such option shall revert to, and again become available for issuance under, the 2000 Non-Executive Employee Plan. In the event that the employee’s continuous status as an employee (as defined by the 2000 Non-Executive Employee Plan) terminates as a result of a disability, the employee may exercise his or her option, but only within such period of time ending on the earlier of (i) the date 12 months following such termination (or such longer or shorter period of time as specified in the option agreement), or (ii) the expiration of the term of the option as set forth in the option agreement. If, at the date of termination, the employee does not exercise his or her option within the time specified, the option shall terminate, and the shares covered by the such option shall revert to and again become available for issuance under the 2000 Non-Executive Employee Plan. In the event of the death of the employee during, or within a period specified in the option agreement after the termination of, the employee’s continuous status as an employee (as defined by the 2000 Non-Executive Employee Plan), the option may be exercised by the employee’s estate, by a person who acquired the right to exercise the option by bequest or inheritance, or by a person designated to exercise the option pursuant to the 2000 Non-Executive Employee Plan, but only within such period ending on the earlier of (i) the date 12 months following the date of death (or such longer or shorter period specified in the option agreement), or (ii) the expiration of the term of such option as set forth in the option agreement. If, at the time of death, the employee was not entitled to exercise his or her entire option, the shares covered by the unexercisable portion of the option as determined on the date of death (i.e., no acceleration) shall revert to and again become available under the 2000 Non-Executive Employee Plan. If, after death, the option is not exercised within the time specified, the option shall terminate, and the shares covered by such option shall revert to and again become available for issuance under the 2000 Non-Executive Employee Plan.

      In the event there is any change in the shares of Common Stock through the declaration of stock dividends or through recapitalizations resulting in stock subdivisions or combinations or exchanges of shares or otherwise, the number of shares available for options, the exercise price of outstanding options, and the number of shares subject to any option shall be appropriately adjusted by the Compensation Committee.

      The Compensation Committee may suspend or terminate the 2000 Non-Executive Employee Plan at any time. No stock awards may be granted under the 2000 Non-Executive Employee Plan while the 2000 Non-Executive Employee Plan is suspended or after it is terminated. Rights and obligations under any stock award granted while the 2000 Non-Executive Employee Plan is in effect shall not be impaired by suspension or termination of the 2000 Non-Executive Employee Plan, except with consent of the person to whom the stock award was granted.

2004 Non-Executive Employee Stock Purchase Plan

      Please refer to the information contained below the “Item 2 — Proposal to Approve the Corporation’s 2004 Non-Executive Employee Stock Purchase Plan” on page 21 for a description of the material features of the Non-Executive Purchase Plan.

STOCKHOLDER PROPOSALS

      Proposals of stockholders intended for inclusion in the Corporation’s proxy materials to be furnished to all stockholders entitled to vote at the 2005 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at the Corporation’s principal executive offices not later than November 30, 2004. Proposals of stockholders received after such date will be considered untimely.

      Stockholders making a recommendation for nomination as a Director must send written notice to the Clerk of the Corporation by U.S. Mail (including courier or expedited delivery service) c/o Concord Communications, Inc., attn: Clerk, Office of the General Counsel, 600 Nickerson Road, Marlboro, MA 01752 and include the information stated under the heading “Corporate Governance and Nominating Committee” in the section of this proxy statement titled “Election of Director.” The Clerk of the Corporation will promptly forward any such nominations to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee must receive any such recommendation for nomination not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date the proxy statement is delivered to stockholders in connection with the preceding year’s annual meeting. Once the Corporate Governance and Nominating Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors.

      Under the Corporation’s By-Laws, stockholders who wish to make a proposal at the 2005 Annual Meeting of Stockholders, other than one that will be included in the Corporation’s proxy materials, must send notice in written form to the Clerk of the Corporation (whose name appears on the cover of this proxy statement) at the Corporation’s principal executive offices. To be considered timely, the notice must be delivered to or mailed to and received at the principal executive offices not less than 60 days nor more than 90 days prior to the date of the 2005 Annual Meeting of Stockholders, regardless of any postponements, deferrals, or adjournments of the 2005 Annual Meeting of Stockholders to a later date. If a stockholder who wishes to present a proposal fails to notify the Corporation by these deadlines, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Corporation’s Restated By-Laws, the proposal is brought before the meeting, then under the SEC’s proxy rules the proxies solicited by management with respect to the 2005 Annual Meeting of Stockholders will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to minimize controversy as to the date on which a proposal was received by the Corporation, it is suggested that stockholders submit their proposals by Certified Mail — Return Receipt Requested.

EXPENSES AND SOLICITATION

      The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks and brokers to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone, telegraph, telecopy, or facsimile following the original solicitation. Such officers and employees will receive no additional compensation for such service. The Corporation may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If the Corporation does so, it will pay such firm’s customary fees and expenses.

      To the extent that this proxy statement has been, or will be, incorporated by reference by the Corporation under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the proxy statement entitled “Compensation Committee Report,” “Audit Committee Report,” and “Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Appendix A

AUDIT COMMITTEE CHARTER

A. Purpose and Scope

      The primary function of the Audit Committee (the “Committee”) of the Board of Directors of Concord Communications, Inc. (the “Corporation”) is to oversee the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation and to exercise the responsibilities and duties set forth below, including but not limited to: (a) appointing, compensating and retaining the Corporation’s independent public accountants; (b) overseeing the work performed by any independent public accountants; (c) assisting the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission (“SEC”), the Corporation’s stockholders or to the general public, and (ii) the Corporation’s internal financial and accounting controls; (d) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Corporation’s financial condition and results of operations; (e) establishing procedures designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters; (f) engaging advisors as necessary; and (g) paying for services rendered to the Committee by independent advisors engaged by the Committee.

B. Composition

      The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements promulgated by the SEC, the National Association of Securities Dealers, any exchange upon which securities of the Corporation are traded, or any governmental or regulatory body exercising authority over the Corporation (each a “Regulatory Body” and collectively, the “Regulatory Bodies”), as in effect from time to time, and each member of the Committee shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

      All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement. At least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC, having had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

      To the extent permitted by the Regulatory Bodies, the Board of Directors may appoint one member (other than the Chair of the Committee) who does not meet the independence requirements set forth above and who is not a current officer or employee of the Corporation or a family member of an officer or employee of the Corporation but only if the Board of Directors, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its stockholders and the member meets all other requirements. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

      The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C. Responsibilities and Duties

      To fulfill its responsibilities and duties the Committee shall:

     Document Review

1.	Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2.	Review with representatives of management and representatives of the independent accounting firm the Corporation’s audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation’s Annual Report on Form 10-K. The Committee shall also review the Corporation’s quarterly financial statements prior to their inclusion in the Corporation’s quarterly SEC filings on Form 10-Q.

3.	Take steps designed to ensure that the independent accounting firm reviews the Corporation’s interim financial statements prior to their inclusion in the Corporation’s quarterly reports on Form 10-Q.

     Independent Accounting Firm

4.	Have sole authority and be directly responsible for the appointment, compensation, retention (including the authority not to retain or to terminate) and oversight of any independent accounting firms engaged by the Corporation for the purpose of preparing or issuing an audit report or related work. The authority of the Committee shall include ultimate authority to approve all audit engagement fees and terms.

5.	Approve in advance any and all audit and non-audit services to be performed by the independent accounting firm and adopt and implement policies for such pre-approval.

6.	Determine funding necessary for compensation of any independent accounting firms and notify the Corporation of anticipated funding needs of the Committee.

7.	Be directly responsible for the resolution of any disagreements between management and the independent accounting firm regarding financial reporting matters.

8.	On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board Standard 1, as it may be modified or supplemented. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take appropriate action to oversee the independence of the independent accounting firm.

9.	On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented.

10.	Evaluate the performance of the independent accounting firm and consider the discharge of the independent accounting firm when circumstances warrant.

11.	Ensure the rotation of the lead audit partner every five years and other audit partners every seven years. Ensure that (i) the lead and concurring audit partners, and (ii) all other audit partners, that have been rotated out do not perform any audit or audit-related services for the Corporation for a period of five years for each person listed in (i) and two years for each person listed in (ii), from the date such person was rotated out.

     Financial Reporting Processes

12.	In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation’s internal control over financial reporting.

13.	Require the Corporation’s chief executive officer and chief financial officer to submit to the Committee prior to the filing of the Annual Report on Form 10-K or a Form 10-Q, a report evaluating the design and operation of the Corporation’s internal control over financial reporting, and disclosing (a) all significant deficiencies and material weaknesses in the design and operation of the Corporation’s internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize, and report financial information; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls over financial reporting. The Committee shall direct the actions to be taken and/or make recommendations to the Board of Directors of actions to be taken to the extent such report indicates the finding of any significant deficiencies in internal control over financial reporting or fraud.

14.	Regularly review the Corporation’s critical accounting policies and accounting estimates resulting from the application of these policies and inquire at least annually of both the Corporation’s internal auditors and the independent accounting firm as to whether either has any concerns relative to the quality or aggressiveness of management’s accounting policies.

     Compliance

15.	Engage outside advisors, including but not limited to, counsel, independent accounting consultants and/or other experts, as it determines necessary to carry out its duties.

16.	Determine funding necessary for ordinary administrative expenses of the Committee and for compensation of any outside advisors to be engaged by the Committee and notify the Corporation of the anticipated funding needs of the Committee.

17.	Establish procedures for (a) the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

18.	Investigate any allegations that any officer or director of the Corporation, or any other person acting under the direction of any such person, took any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Corporation for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board of Directors appropriate disciplinary action.

     Reporting

19.	Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation’s annual proxy statement for each annual meeting of stockholders.

20.	Instruct the Corporation’s management to disclose in its annual proxy statement for each annual meeting of stockholders, its Annual Report on Form 10-K and its filings on Form 10-Q the approval by the Committee of any non-audit services performed by the independent accounting firm, and review the substance of any such disclosure and the considerations relating to the compatibility of such services with maintaining the independence of the accounting firm.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

Appendix B

2004 NON-EXECUTIVE EMPLOYEE STOCK PURCHASE PLAN

Article 1 — Purpose.

      This 2004 Non-Executive Employee Stock Purchase Plan (the “Plan”) is intended to encourage stock ownership by all eligible employees of CONCORD COMMUNICATIONS, INC. (the “Company”), a Massachusetts corporation, and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Article 2 — Administration of the Plan.

      The Plan may be administered by the Compensation Committee of the Board of Directors or a committee appointed by the Board of Directors of the Company (the “Committee”). The Committee shall consist of not less than two members of the Company’s Board of Directors (the “Board of Directors”). The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

      The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

      In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word “Committee” wherever used herein shall be deemed to mean the Board of Directors.

Article 3 — Eligible Employees.

      All employees, (excluding Officers and Directors to the extent described below), of the Company or any of its participating subsidiaries whose customary employment is more than 20 hours per week and for more than five months in any calendar year shall be eligible to receive options under the Plan to purchase common stock of the Company, and all eligible employees shall have the same rights and privileges hereunder. Persons who are eligible employees on the first business day of any Payment Period (as defined in Article 5) shall receive their options as of such day. Persons who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first day of the next succeeding Payment Period on which options are granted to eligible employees under the Plan. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee. Notwithstanding the foregoing, Officers and Directors of the Company who are “highly compensated employees” (within the meaning of Section 414(q) of the Code) shall not be eligible employees and shall not be eligible to receive options under the Plan. For purpose of the Plan, (a) “Officers” shall mean a person who is an officer of the Company within the meaning of the interpretations of the National Association of Securities Dealers, Inc. (“NASD”) under Section 4350(i)(1)(a) of the NASD Marketplace Rules and (b) “Director” shall mean a member of the Board of Directors of the Company.

Article 4 — Stock Subject to the Plan.

      The stock subject to the options under the Plan shall be shares of the Company’s authorized but unissued common stock, par value $0.01 per share (the “Common Stock”), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 500,000, subject to adjustment as provided in Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

Article 5 — Payment Period and Stock Options.

      The first Payment Period during which payroll deductions will be accumulated under the Plan shall commence on the later to occur of May 1, 2004 and the first day of the first calendar month following effectiveness of the Form S-8 registration statement filed with the Securities and Exchange Commission covering the shares to be issued pursuant to the Plan and shall end on October 31, 2004. For the remainder of the duration of the Plan, Payment Periods shall consist of the six-month periods commencing on November 1 and May 1, respectively, and ending on April 30 and October 31, respectively, of each calendar year.

      Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 20,000 shares, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The employee shall be entitled to exercise the option so granted only to the extent of the employee’s accumulated payroll deductions on the last day of such Payment Period. If the participant’s accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 20,000 shares except for the 20,000-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 20,000 shares shall be promptly refunded to the participant by the Company, without interest. The Option Price per share for each Payment Period initially shall be the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the Payment Period and (ii) 85% of the average market price of the Common Stock on the last business day of the Payment Period, in either event rounded up to the nearest cent. Notwithstanding the foregoing, the Committee may, by giving written notice to the eligible employees at least 20 days before the first day of the next succeeding Payment Period, increase or decrease the then prevailing Option Price for such next succeeding Payment Period and successive Payment Periods; provided that (x) such written notice shall set forth the revised Option Price, and (y) the Option Price shall not be less than the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the Payment Period and (ii) 85% of the average market price of the Common Stock on the last business day of the Payment Period, in either event rounded up to the nearest cent. The foregoing limitation on the number of shares subject to option and the Option Price shall be subject to adjustment as provided in Article 12.

      For purposes of the Plan, the term “average market price” on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

      For purposes of the Plan, the term “business day” means a day on which there is trading on the Nasdaq National Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in The Commonwealth of Massachusetts.

      No employee shall be granted an option which permits the employee’s right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant’s accumulated payroll deductions on the last day of the Payment Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

Article 6 — Exercise of Option.

      Each eligible employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant’s accumulated payroll deductions on such date will pay for at the Option Price, subject to the 20,000-share limit of the option and the Section 423(b)(8) limitation described in Article 5. If the individual is not a participant on the last day of a Payment Period, then he or she shall not be entitled to exercise his or her option and the amount of his or her payroll deduction shall be refundable without interest. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in a participant’s account at the end of a Payment Period by reason of the inability to purchase a fractional share shall be carried forward to the next Payment Period.

Article 7 — Authorization for Entering the Plan.

      An employee may elect to authorize payroll deductions under the Plan by filling out, signing and delivering to the Company an authorization:

A. Stating the percentage to be deducted regularly from the employee’s pay;

B. Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

C. Specifying the exact name or names in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

Such authorization must be received by the Company at least ten days before the first day of the next succeeding Payment Period and shall take effect only if the employee is an eligible employee on the first business day of such Payment Period. Notwithstanding the foregoing, solely for purposes of the first Payment Period under the Plan, an employee who is an eligible employee on the first business day of such Payment Period may elect to authorize payroll deductions under the Plan by filling out, signing, and delivering to the Company the written authorization described above so that the Company receives such authorization no later than April 30, 2004.

      Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

      The Company will accumulate and hold for each participant’s account the amounts deducted from his or her pay. No interest will be paid on these amounts.

Article 8 — Maximum Amount of Payroll Deductions.

      An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one percent (1%) but not more than ten percent (10%) of the employee’s total compensation, including base pay or salary and any overtime, bonuses or commissions.

Article 9 — Change in Payroll Deductions.

      Deductions may not be increased or decreased during a Payment Period. However, a participant may withdraw in full from the Plan in which event the Company will promptly refund (without interest) the entire balance of the employer’s deduction not previously used to purchase stock under the Plan.

Article 10 — Withdrawal from the Plan.

      A participant may withdraw from the Plan (in whole but not in part) at any time prior to the last day of a Payment Period by delivering a withdrawal notice to the Company.

      To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten days before the first day of the next Payment Period in which he or she wishes to participate. The employee’s re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an eligible employee on the first business day of the Payment Period.

Article 11 — Issuance of Stock.

      Certificates for stock issued to participants shall be delivered as soon as practicable after each Payment Period by the Company’s transfer agent.

      Stock purchased under the Plan shall be issued only in the name of the participant, or if the participant’s authorization so specifies, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.

Article 12 — Adjustments.

      Upon the happening of any of the following described events, a participant’s rights under options granted under the Plan shall be adjusted as hereinafter provided:

A. In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

      Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a “modification” (as that term is defined in Section 424 of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

      If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the Acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition; or (ii) terminate each participant’s options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the Acquisition, of the number of shares of Common Stock that the participant’s accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period and subject to the 20,000-share, Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such option price.

      The Committee or Successor Board shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

Article 13 — No Transfer or Assignment of Employee’s Rights.

      An option granted under the Plan may not be transferred or assigned to or availed by, any other person than by will or the laws of descent and distribution and may be exercised only by the employee during the employee’s lifetime.

Article 14 — Termination of Employee’s Rights.

      Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the participant’s right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

Article 15 — Termination and Amendments to Plan.

      The Plan may be terminated at any time by the Company’s Board of Directors but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination, all payroll deductions not used to purchase stock will be refunded, without interest.

      The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

Article 16 — Limits on Sale of Stock Purchased under the Plan.

      The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 21 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

Article 17 — Participating Subsidiaries.

      The term “participating subsidiary” shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

Article 18 — Optionees Not Stockholders.

      Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

Article 19 — Application of Funds.

      The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

Article 20 — Notice to Company of Disqualifying Disposition.

      By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as “disqualifying dispositions” under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

Article 21 — Withholding of Additional Income Taxes.

      By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant’s compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant’s compensation, when amounts are added to the participant’s account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant’s accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

Article 22 — Governmental Regulations.

      The Company’s obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

      Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

Article 23 — Governing Law.

      The validity and construction of the Plan shall be governed by the laws of The Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

Article 24 — Approval of Board of Directors and Stockholders of the Company.

      The Plan was adopted by the Board of Directors on March 15, 2004 and will be considered for approval by the stockholders of the Company on or before March 15, 2005.

CCRCM-PS-04

DETACH HERE	ZCCI42

PROXY

CONCORD COMMUNICATIONS, INC.

Proxy for the Annual Meeting of Stockholders to be held May 5, 2004
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Douglas A. Batt and Melissa H. Cruz, and each of them, attorneys and proxies, with full power of substitution and resubstitution, to vote at an annual meeting of stockholders of Concord Communications, Inc. (the “Company”) to be held at the offices of the Company, 600 Nickerson Road, Marlborough, Massachusetts 01752, on May 5, 2004 at 8:00 a.m., Eastern Daylight Time, or at any adjournments or postponements thereof, revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AUTHORITY WILL BE DEEMED GRANTED UNDER PROPOSAL 3.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CONCORD COMMUNICATIONS, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZCCI41

☒	Please mark votes as in this example.	#CCR

CONCORD COMMUNICATIONS, INC.

1. Election of Director.

     Nominee: (01) Robert M. Wadsworth

FOR NOMINEE	☐	☐	WITHHELD FROM NOMINEE

		FOR	AGAINST	ABSTAIN
2.	To approve the adoption of the 2004 Non-Executive Employee Stock Purchase Plan.	☐	☐	☐

3.	To transact such other business as may properly come before the meeting and any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

PLEASE VOTE, DATE, SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature:	Date:	Signature:	Date: